UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 11, 2015
Date of Report (Date of earliest event reported)

SHORETEL, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ShoreTel held its Annual Meeting of Stockholders on November 11, 2015 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities and Exchange Act.

At the Annual Meeting, the Company’s stockholders voted on the following three matters and cast their votes as described below:

(1)	The election of three Class III directors to the Board of Directors to hold office for a three-year term;

(2)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2016; and

(3)	The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers.

(4)	The approval of the Company’s 2015 Equity Incentive Plan.

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal I – Election of Class III Directors

The Company’s stockholders elected three Class III directors to the Board of Directors to serve for a three-year term or until their successors are duly elected and qualified as set forth below:

Nominee	Total Vote for Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Charles Kissner	50,186,312	1,055,919	9,464,004
Shane Robison	49,241,486	2,000,745	9,464,004
Connie Skidmore	50,178,287	1,063,944	9,464,004

Proposal II – Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2016

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending June 30, 2016 as set forth below:

For	Against	Abstain
58,846,120	1,663,463	196,652

Proposal III – Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers

The Company’s stockholders cast their votes with respect to the advisory vote on approval of the compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Votes
48.973.748	1,958,644	309,839	9,464,004

Proposal IV – Approval of the Company’s 2015 Equity Incentive Plan

The Company’s stockholders cast their votes with respect to the approval of the Company’s 2015 Equity Incentive Plan as set forth below:

For	Against	Abstain	Broker Non-Votes
30,655,417	20,284,800	302,014	9,464,004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShoreTel, Inc.

Date:	November 11, 2015	By:	/s/ Allen Seto
Name: Allen Seto
Title: Vice President and General Counsel